EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Heritage Financial Group on Form SB-2 of our report, dated February 22, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
March 23, 2005